Exhibit 10.1

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 3rd day of September, 2021;

The Board of Directors which was present for this meeting & took active part therein was:

Eyal Barad

Gabriel Yariv

Gil Feiler

Dr. Inbar Maymon Pomeranchik

WHEREAS the Board of the Company decided to create the position of Executive Chair,

NOW THEREFORE BE IT RESOLVED that the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.315, have unanimously decided and RESOLVED that:

GABRIEL YARIV shall retain his position as Director, and Chief Operational Executive, as well as now being the Executive Chair of the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 3rd September, 2021

/s/ David E. Price

David E. Price, Secretary, Corp Counsel